UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: June 15, 2007
(Date of earliest event reported)
LOUD TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Washington (State of incorporation)	0-26524 (Commission File Number)	91-1432133 (IRS Employer Identification No.)
16220 Wood-Red Road, N.E.
Woodinville, Washington 98072
(Address of principal executive offices, including zip code)
(425) 487-4333
(Registrant’s telephone number, including area code)
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Loud Technologies Inc. (the "Company") has appointed Gerald Ng as Chief Financial Officer of the Company effective July 23, 2007. Mr. Ng, 45, served as the Vice President of Finance and Business Development for Medtronic Physio-Control since 2001 with responsibility for Finance and Information Technology operations and Business Development and Planning activities. Prior to joining Medtronic, he was a Senior Manager with Ernst & Young’s Management Consulting practice for seven years focusing on operational improvement and system implementation initiatives for clients in the Life Science and High Technology industries. Mr. Ng holds a CPA from the State of Oregon and a Masters of Management degree from Northwestern University’s Kellogg Graduate School of Management.
Under the terms of Mr. Ng’s employment, the Company has agreed to pay Mr. Ng an annual base salary, initially set at $220,000. Mr. Ng is also eligible to participate in the Company’s management bonus program and will receive options to purchase 30,000 shares of the Company’s common stock pursuant to the Company's 2003 Stock Option Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 19, 2007

LOUD Technologies Inc.
By:	/s/ James T. Engen
James T. Engen
Chairman, President and Chief Executive Officer